UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2020

AMERICAN SHARED HOSPITAL SERVICES
(Exact name of registrant as specified in charter)

California	1-08789	94-2918118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Embarcadero Center, Suite 410 San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 415-788-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Shared Hospital Services Common Stock, No Par Value	AMS	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

American Shared Hospital Services (the “Company”) today announced the retirement of Ernest A. Bates, M.D., as the Company’s President and Chief Executive Officer, effective May 4, 2020. Dr. Bates will continue as the Company’s Executive Chairman of the Board of Directors (the “Board”) through December 31, 2020. In that role he will provide advice to management and the Board relating to strategic initiatives as well as transitioning his long-standing relationships with key stakeholders and customers of the Company. Dr. Bates will not be involved in day-to day operations. In his new role, Dr. Bates will be paid a cash salary of $12,500 per month.

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The Company also announced today the appointment of Raymond C. Stachowiak as the Company’s Interim President and Chief Executive Officer. Mr. Stachowiak, 62, has been a member of the Company’s Board since 2009. He previously served as President and Chief Executive Officer of Shared Imaging, a preferred independent provider of CT, MRI and PET/CT equipment and services, from its inception in December 1991 until his retirement in March 2013. In 2008, Mr. Stachowiak sold 50% of his interest in Shared Imaging to Lubar Equity Fund and remains a 50% owner of Shared Imaging. Mr. Stachowiak is the sole owner of RCS Investments, Inc., and owner-manager of Stachowiak Equity Fund, both of which are private equity funds. He serves on the board of directors of Nano Gas Technologies, Inc. Mr. Stachowiak received a B.S. in Business and an M.B.A. from Indiana University. He is a Certified Public Accountant (inactive), Certified Internal Auditor (inactive) and holds a Certification in Production and Inventory Management.

Mr. Stachowiak is not currently engaged, and has not been engaged during the last fiscal year, in any related person transaction with the Company within the meaning of Item 404(a) of Regulation S-K.

Mr. Stachowiak and the Company have signed an Offer Letter, effective May 4, 2020 (the “Offer Letter”), which provides that Mr. Stachowiak will serve as Interim President and Chief Executive Officer until his successor is appointed. He will earn a monthly cash salary of $12,500. In addition, Mr. Stachowiak will be granted restricted stock units for 50,000 of the Company’s common shares that will vest in full upon the earlier of August 3, 2020 and the appointment of his successor. In the event he continues to serve as the Company’s Interim President and Chief Executive Officer after August 3, 2020, Mr. Stachowiak will be granted additional restricted stock units for 10,000 of the Company’s common shares, which will vest in full at the end of each 30-day period after August 3, 2020.

Effective as of this appointment, Mr. Stachowiak will cease to receive compensation for his service as a non-employee director.

The foregoing is only a summary of the terms of the Offer Letter, and is qualified in its entirety by reference to the Offer Letter that is filed as Exhibit 99.1 hereto.

Item 8.01 Other Events.

On April 22, 2020, the Company issued a press release announcing the retirement of Dr. Bates as the Company’s President and Chief Executive Officer and the appointment of Mr. Stachowiak as the Company’s Interim President and Chief Executive Officer. The full text of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(a)Exhibits.

Exhibit 99.1 Offer Letter between the Company and Mr. Stachowiak, dated April 22, 2020
Exhibit 99.2 Press Release, dated April 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Shared Hospital Services
Date:	April 22, 2020	By:
			Name:	Craig K. Tagawa
			Title:	Senior Vice President Chief Operating and Financial Officer

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